POWER OF ATTORNEY


Know All By These Present, that the undersigned constitutes and appoints George Brerton,
Marijane Papanikolaou and Shannon Diaz and each of them cting individually, as true and lawful attorneys-in- fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities to:

(i)     Sign any Form 3, 4 or 5, and any and
	amendedments thereto, in accordance
	with Sec 16(a) of the Securities Act of
	1934 ("Exchange Act")and the regulations thereunder, and

(ii)    File such Forms 3, 4, 5, or amendments
	thereto, and all documents in connection therewith with the Securities and Exchange
	Commission and any applicable stock exchange.


The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authhority to do and perform each and every act and thing requisite and necessary to be done with respect to the filing of the Forms 3, 4 and 5 or any amendments thereto as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving such a capacity, at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney and authorization shall remain in effect until the undersigned files with the Securities and Exchange Commission a notice of revocation of this Power of Attorney by attaching such notice to the undersigned's Form 3, Form 4 or Form 5.


Executed on this 9th day of January 2018.

Eduardo Menasce

/s/ Eduardo Menasce